As filed with the Securities and Exchange Commission on September 12, 2022

Registration No. 333-263210

Registration No. 333-253624

Registration No. 333-252304

Registration No. 333-236567

Registration No. 333-232226

Registration No. 333-229852

Registration No. 333-223197

Registration No. 333-216235

Registration No. 333-209771

Registration No. 333-202445

Registration No. 333-196490

Registration No. 333-193716

Registration No. 333-191299

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-263210)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-253624)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-252304)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-236567)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-232226)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-229852)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-223197)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-216235)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-209771)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-202445)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-196490)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-193716)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (File No. 333-191299)

UNDER THE SECURITIES ACT OF 1933

Mandiant, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-1548921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11951 Freedom Drive, 6th Floor
Reston, VA 20190

(Address of principal executive offices, including zip code)

Mandiant, Inc. 2013 Equity Incentive Plan

Mandiant, Inc. 2013 Employee Stock Purchase Plan, as amended and restated

FireEye, Inc. 2013 Equity Incentive Plan

FireEye, Inc. 2013 Employee Stock Purchase Plan

FireEye, Inc. 2013 Employee Stock Purchase Plan, as amended and restated

Respond Software, Inc. 2016 Stock Option and Grant Plan, as amended

Verodin, Inc. 2015 Equity Incentive Plan, as amended

nPulse Technologies, Inc. 2012 Stock Incentive Plan

Mandiant Corporation 2006 Equity Incentive Plan

Mandiant Corporation 2011 Equity Incentive Plan

FireEye, Inc. Umbrella Plan for Assumed Options

FireEye, Inc. 2004 Stock Option Plan

FireEye, Inc. 2008 Stock Plan

(Full title of the plan)

Kevin R. Mandia
Chief Executive Officer
Mandiant, Inc.
11951 Freedom Drive, 6th Floor
Reston, VA 20190
(703) 935-1700

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael Levitt Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, New York 10022 (212) 277-4000	Richard Meamber Mandiant, Inc. 11951 Freedom Drive, 6th Floor Reston, VA 20190 (703) 935-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT — DEREGISTRATION OF SECURITIES

Mandiant, Inc. (the “Company”) is filing these Post-Effective Amendments (the “Post-Effective Amendments”) with the Securities and Exchange Commission (the “SEC”) to deregister all shares of the Company’s common stock, par value $0.0001 per share, previously registered under the following registration statements on Form S-8 (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•                  Registration Statement on Form S-8 (File No. 333-263210), filed with the SEC on March 2, 2022, relating to the registration of 11,590,100 shares under the Mandiant, Inc. 2013 Equity Incentive Plan and 2,318,020 shares under the Mandiant, Inc. 2013 Employee Stock Purchase Plan, as amended and restated.

•                  Registration Statement on Form S-8 (File No. 333-253624), filed with the SEC on February 26, 2021, relating to the registration of 11,784,453 shares under the FireEye, Inc. 2013 Equity Incentive Plan and 2,356,890 shares under the FireEye, Inc. 2013 Employee Stock Purchase Plan, as amended and restated.

•                  Registration Statement on Form S-8 (File No. 333-252304), filed with the SEC on January 21, 2021, relating to the registration of 841,584 shares under the Respond Software, Inc. 2016 Stock Option and Grant Plan, as amended.

•                  Registration Statement on Form S-8 (File No. 333-236567), filed with the SEC on February 21, 2020, relating to the registration of 10,971,095 shares under the FireEye, Inc. 2013 Equity Incentive Plan and 2,194,219 shares under the FireEye, Inc. 2013 Employee Stock Purchase Plan, as amended and restated.

•                  Registration Statement on Form S-8 (File No. 333-232226), filed with the SEC on June 20, 2019, relating to the registration of 1,952,953 shares under the Verodin, Inc. 2015 Equity Incentive Plan, as amended.

•                  Registration Statement on Form S-8 (File No. 333-229852), filed with the SEC on February 25, 2019, relating to the registration of 9,980,579 shares under the FireEye, Inc. 2013 Equity Incentive Plan and 1,996,115 shares under the FireEye, Inc. 2013 Employee Stock Purchase Plan, as amended and restated.

•                  Registration Statement on Form S-8 (File No. 333-223197), filed with the SEC on February 23, 2018, relating to the registration of 9,355,227 shares under the FireEye, Inc. 2013 Equity Incentive Plan and 1,871,045 shares under the FireEye, Inc. 2013 Employee Stock Purchase Plan, as amended and restated.

•                  Registration Statement on Form S-8 (File No. 333-216235), filed with the SEC on February 24, 2017, relating to the registration of 8,729,801 shares under the FireEye, Inc. 2013 Equity Incentive Plan and 1,745,960 shares under the FireEye, Inc. 2013 Employee Stock Purchase Plan, as amended and restated.

•                  Registration Statement on Form S-8 (File No. 333-209771), filed with the SEC on February 26, 2016, relating to the registration of 8,082,165 shares under the FireEye, Inc. 2013 Equity Incentive Plan and 1,616,433 shares under the FireEye, Inc. 2013 Employee Stock Purchase Plan.

•                  Registration Statement on Form S-8 (File No. 333-202445), filed with the SEC on March 2, 2015, relating to the registration of 7,642,993 shares under the FireEye, Inc. 2013 Equity Incentive Plan and 1,528,598 shares under the FireEye, Inc. 2013 Employee Stock Purchase Plan.

•                  Registration Statement on Form S-8 (File No. 333-196490), filed with the SEC on June 3, 2014, relating to the registration of 63,490 shares under the nPulse Technologies, Inc. 2012 Stock Incentive Plan.

•                  Registration Statement on Form S-8 (File No. 333-193716), filed with the SEC on February 3, 2014, relating to the registration of 6,887,875 shares under the FireEye, Inc. 2013 Equity Incentive Plan, 1,377,575 shares under the FireEye, Inc. 2013 Employee Stock Purchase Plan, 711,859 shares under the Mandiant Corporation 2006 Equity Incentive Plan, 3,396,235 shares under the Mandiant Corporation 2011 Equity Incentive Plan, as amended, and 455,713 shares under the FireEye, Inc. Umbrella Plan for Assumed Options.

•                  Registration Statement on Form S-8 (File No. 333-191299), filed with the SEC on September 20, 2013, relating to the registration of 20,000 shares under the FireEye, Inc. 2004 Stock Option Plan, as amended, 22,848,965 shares under the FireEye, Inc. 2008 Stock Plan, as amended, 12,816,535 shares under the FireEye, Inc. 2013 Equity Incentive Plan and 2,500,000 shares under the FireEye, Inc. 2013 Employee Stock Purchase Plan.

On March 8, 2022, the Company announced its entry into an Agreement and Plan of Merger, dated March 7, 2022 (as it may be amended from time to time, the “Merger Agreement”), between Google LLC (“Parent”), Dupin Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, effective as of September 12, 2022, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, any offering pursuant to the Registration Statements has been terminated and the Company hereby terminates the effectiveness of the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under each Registration Statement that remain unsold at the termination of the offerings, the Company is hereby filing these Post-Effective Amendments to the Registration Statements to deregister, and does hereby remove from registration, the securities registered but unsold under such Registration Statements as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, California, on September 12, 2022.

MANDIANT, INC.

By:	/s/ Richard Meamber
	Name:	Richard Meamber
	Title:	Senior Vice President, General Counsel and Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933.